Exhibit 21.1

SUBSIDIARIES

Entity Name	Jurisdiction of Incorporation
DMWSL 633 Limited	England
DMWSL 632 Limited	England
DMWSL 631 Limited	England
Inspired Gaming (USA) Inc.	U.S., State of Delaware
Inspired Entertainment Lotteries LLC	U.S., State of Delaware
Inspired Entertainment (Financing) PLC	England
Gaming Acquisitions Limited	England
Inspired Gaming Group Limited	England
Inspired Gaming (Holdings) Limited	England
Inspired Gaming (International) Limited	England
Inspired Gaming (UK) Limited	England
Inspired Gaming Limited	England
Leisure Link Electronic Entertainment Limited	England
Revolution Entertainment Systems Holdings Limited	England
Revolution Entertainment Systems Limited	England
115CR (150) Limited	England
Inspired Gaming Spain S L	Spain
Inspired Gaming (Gibraltar) Limited	Gibraltar
Inspired Gaming Pension Trustees Limited	England
Inspired Gaming (Colombia) Limited	England
Inspired Gaming (Italy) Limited	England
Inspired Gaming (Greece) Limited	England
Inspired Software Development (India) LLP	India
Gamestec Leisure Limited	England
Bell-Fruit Group Limited	England
Astra Games LTD	England
Playnation Limited	England
Inspired Entertainment (Malta) Holdings Limited	Malta
Inspired Entertainment (Malta) Limited	Malta